UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2015

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2015, the Compensation Committee of the Board of Directors (the “Board”) of New Hampshire Thrift Bancshares, Inc. (the “Company”) approved the Incentive Bonus Program for the year ending December 31, 2015 (the “Bonus Program”). The intended recipients under the Bonus Program are the Company’s President and Chief Executive Officer, Executive Vice President and Chief Operating Officer, First Senior Vice President and Chief Financial Officer, and First Senior Vice President and Chief Credit Officer (each, an “Executive”).

The Bonus Program provides a set of key goals based on the financial and operational performance of the Company for the year ending December 31, 2015. Upon partial or full attainment of these goals, a lump sum amount shall be paid to each Executive, based on the attained bonus percentage of each Executive’s base salary in effect as of December 31, 2015. Bonus computations are predicated on a point system whereby points will be awarded based on the attainment of certain benchmarks. A maximum total of 130 points can be earned, with a maximum of 100 points being available for bonus calculation. Computations will be made by multiplying the points earned, up to 100 points, by 10%. Bonus amounts may range from 0% of base salary to a maximum of 10% of base salary.

The description of the Bonus Program does not purport to be complete and is qualified in its entirety by reference to the Bonus Program, a copy of which is filed hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

10.1	Incentive Bonus Program – Year Ending December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Date: April 14, 2015	By:	/s/ Laura Jacobi
Laura Jacobi
First Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Incentive Bonus Program – Year Ending December 31, 2015.